As filed with the Securities and Exchange Commission on August 14, 2026

Registration Statement No. 333-275475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPLR Infrastructure, LP

(Exact name of registrant as specified in its charter)

Delaware	30-0818558
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Universe Boulevard

Juno Beach, Florida 33408-0420

(561) 694-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

David Flechner

General Counsel and Corporate Secretary

XPLR Infrastructure, LP

700 Universe Boulevard

Juno Beach, Florida 33408

(561) 694-4700

(Name and addresses, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

Thomas P. Giblin, Jr., Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This is a post-effective amendment to registration statement No. 333-275475, which registered 6,320,300 common units representing limited partner interests (“Common Units”) of XPLR Infrastructure, LP, a Delaware limited partnership (“XPLR”), and which was filed with the Securities and Exchange Commission on November 13, 2023 (the “Registration Statement”) and was declared effective on December 12, 2023.

In accordance with the undertakings made by XPLR in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered but that remain unsold at the termination of the offering, this post-effective amendment removes from registration the Common Units that were registered under the Registration Statement and remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Juno Beach, State of Florida, on the 14th day of August, 2026.

XPLR INFRASTRUCTURE, LP

By:	/s/ David Flechner
Name:	David Flechner
Title:	General Counsel and Corporate Secretary